EXHIBIT 99.2

News Release

Investor Contact	Media Contact
Ed Wilhelm	Anne Roman
(734) 477-4245	(734) 477-1392

Borders Group Posts Q2 EPS Of $0.06 On 8.3% Sales Gain

Company Raises Full-Year EPS Guidance Range to $1.45--$1.50

Ann Arbor, Mich., Aug. 21, 2003--Borders Group Inc. (NYSE: BGP) today reported results for the fiscal second quarter of 2003, which ended July 27. Consolidated earnings per share for the period were $0.06, which is $0.02 above the same period last year and $0.03 above the high end of the company's previous EPS range of a $0.01 loss to a $0.03 profit issued May 20. At $826.9 million, second quarter consolidated sales were up 8.3% over 2002.

“We were able to convert strong mid-quarter sales driven largely by ‘Harry Potter and the Order of the Phoenix’ to bottom line performance,” said Borders Group Chief Executive Officer Greg Josefowicz. The company factored its better-than-expected second quarter results into increased full-year earnings per share guidance of $1.45 to $1.50.

Consolidated Results

Borders Group achieved consolidated sales of $826.9 million for the second quarter, an increase of 8.3% over the prior year. For the second quarter, the company reports that net income increased by 32.4% over the same period last year at $4.5 million, compared to net income of $3.4 million for the same period in 2002. Second quarter results included a net after-tax charge of $1.0 million or $0.01 per share related primarily to costs resulting from Waldenbooks store closures and a Borders store relocation. As expected, gross margin as a percent of sales declined in the second quarter to 25.5% from 26.3% due to increased bestseller discounts including those related to the fifth book in the Harry Potter series. SG&A as a percent of sales decreased to 24.2% from 25.1% in the second quarter as a result of disciplined cost control and sales leverage across all business segments.

The company’s balance sheet remains strong. Inventory productivity improved as the company’s investment in inventory was relatively flat compared to the same period in 2002 while consolidated sales increased by 8.3% for the quarter and total square footage increased 7.4%. In the second quarter, the company repurchased 1.1 million shares of its common stock totaling $17.7 million.

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Borders Group Q2 `03--2

Borders Superstores

Borders Group opened eight new Borders stores in the U.S. during the second quarter, ending the period with 420 total domestic locations. Second quarter sales at Borders superstores were $570.0 million, an increase of 7.6% over the same period in 2002. Comparable store sales for Borders increased 1.7% for the second quarter driven primarily by strong book sales including the new Harry Potter title and other bestsellers such as Hillary Clinton’s “Living History.” Other strong sales categories included DVD and Gifts and Stationery, which continued to grow, while the decline in Music sales sharpened. Net income in the Borders segment for the second quarter was $10.6 million compared to $11.8 million a year ago. The decline in net income is attributable to lower gross margins resulting from increased bestseller discounts.

International

During the second quarter, the company opened two new overseas Borders locations, ending the period with a total of 35 international Borders stores and 35 Books etc. stores. Total International segment sales for the second quarter were $88.2 million — a 34.2% increase — which benefited, in part, from a weaker U.S. dollar. For the quarter, EBITDA (see “Segment Financial Information” attached) increased to $1.8 million compared to an EBITDA loss of $1.1 million a year ago. The net loss declined by 30.8% to $3.6 million due to increased sales and improving gross margin and SG&A ratios.

Waldenbooks

Waldenbooks generated second quarter sales of $168.7 million, up slightly from a year ago. Comparable store sales at Waldenbooks increased 3.7% for the second quarter due to strong book sales. Net income for the period was $2.6 million compared to a net loss of $.8 million a year ago. Borders Group closed 17 under-performing Waldenbooks stores in the second quarter, ending the period with 759 locations.

Outlook

Borders Group estimates consolidated earnings to range from a $0.02 loss to breakeven for the third quarter. As stated, due to better-than-expected performance in the second quarter, management expects earnings per share of $1.45 to $1.50 for the full year, representing growth of approximately 9% over the $1.36 earnings per share recorded in 2002. Comparable store sales for the full year are expected to be flat to down slightly at both Borders and Waldenbooks. For the full year, total sales in the International segment are expected to increase by approximately 20% to 25%.

Borders Group will release third quarter results after market close Nov. 20 with a conference call to follow Nov. 21 at 8 a.m. Eastern.

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Borders Group Q2 `03--3

About Borders Group

Headquartered in Ann Arbor, Mich., Borders Group (NYSE: BGP) is a leading global retailer of books, music and movies with more than 1,200 stores and over 32,000 employees worldwide. More detailed information on the company is available at www.bordersgroupinc.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projects,” “expects,” “continuing,” “planning,” “guidance,” “will,” “may,” “potential,” “likely,” “intends,” “anticipates,” “estimates” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial performance (including sales and earnings guidance).

These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, weather, and other factors; changes in accounting rules; asset impairments relating to under-performing stores or other unusual items; an unexpected increase in competition; the timing and amount of insurance recoveries relating to the former Borders store at the World Trade Center; uninsured losses from risks such as terrorism, earthquakes, or floods for which no, or limited, insurance coverage is maintained; higher than anticipated interest costs; energy disruptions, shortages or higher than anticipated energy costs; adverse litigation expenses or results; unanticipated work stoppages or increased labor costs; higher than anticipated merchandise or occupancy costs; the performance of the company’s strategic initiatives, including international expansion; the stability and capacity of the company’s information systems; and changes in foreign currency exchange rate.

Exhibit 99.1 to the company’s Form 10-Q for the fiscal quarter ended April 27, 2003 filed with the Securities and Exchange Commission sets forth a more detailed discussion of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and that discussion is incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

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Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)

Sales and Earnings Summary

				Quarter Ended
	Quarter Ended July 27, 2003			July 28, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (1)	(1)	Basis	Basis (3)

Borders	$570.0	$-	$570.0	$529.6
Waldenbooks	168.7	-	168.7	168.3
International	88.2	-	88.2	65.7
Total sales	826.9	-	826.9	763.6
Other revenue (2)	6.9	-	6.9	6.7
Total revenue	833.8	-	833.8	770.3
Cost of goods sold, including occupancy costs	620.8	0.5	621.3	569.5
Inventory writedowns	-	0.5	0.5	-
Gross margin	213.0	(1.0)	212.0	200.8
Selling, general and administrative expenses	199.9	-	199.9	191.8
Pre-opening expense	1.7	-	1.7	1.0
Asset impairments and other writedowns	-	0.6	0.6	-
Operating income	11.4	(1.6)	9.8	8.0
Interest expense	2.6	-	2.6	2.5
Income before income taxes	8.8	(1.6)	7.2	5.5
Income taxes	3.3	(0.6)	2.7	2.1
Net income	$5.5	$(1.0)	$4.5	$3.4

EPS	$0.07	$(0.01)	$0.06	$0.04
Weighted average common shares (in millions)	78.5	78.5	78.5	83.1

Comparable Store Sales
Borders	1.7%			(1.0)%
Waldenbooks	3.7%			(0.6)%

Sales and Earnings Summary (As a Percentage of Total Sales)

				Quarter Ended
	Quarter Ended July 27, 2003			July 28, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (1)	(1)	Basis	Basis (3)

Borders	68.9%	-%	68.9%	69.4%
Waldenbooks	20.4	-	20.4	22.0
International	10.7	-	10.7	8.6
Total sales	100.0	-	100.0	100.0
Other revenue (2)	0.8	-	0.8	0.9
Total revenue	100.8	-	100.8	100.9
Cost of goods sold, including occupancy costs	75.1	0.1	75.2	74.6
Inventory writedowns	-	0.1	0.1	-
Gross margin	25.7	(0.2)	25.5	26.3
Selling, general and administrative expenses	24.2	-	24.2	25.1
Pre-opening expense	0.2	-	0.2	0.1
Asset impairments and other writedowns	-	0.1	0.1	-
Operating income	1.3	(0.3)	1.0	1.1
Interest expense	0.3	-	0.3	0.4
Income before income taxes	1.0	(0.3)	0.7	0.7
Income taxes	0.4	(0.2)	0.2	0.3
Net income	0.6%	(0.1)%	0.5%	0.4%

(1) Results from 2003 were impacted by a number of items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.
(2) Other revenues include gross income received primarily from the Waldenbooks Preferred Reader membership program.
(3) GAAP Basis results were the same as Operating Basis results during this period.

Certain reclassifications have been made to prior periods to conform to current presentations.

Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)

Sales and Earnings Summary

				Six Months Ended
	Six Months Ended July 27, 2003			July 28, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (1)	(1)	Basis	Basis (3)

Borders	$1,091.5	$-	$1,091.5	$1,048.1
Waldenbooks	319.0	-	319.0	338.3
International	167.8	-	167.8	128.9
Total sales	1,578.3	-	1,578.3	1,515.3
Other revenue (2)	13.7	-	13.7	13.2
Total revenue	1,592.0	-	1,592.0	1,528.5
Cost of goods sold, including occupancy costs	1,190.4	0.5	1,190.9	1,128.9
Inventory writedowns	-	0.5	0.5	-
Gross margin	401.6	(1.0)	400.6	399.6
Selling, general and administrative expenses	392.5	-	392.5	381.1
Pre-opening expense	3.2	-	3.2	1.8
Asset impairments and other writedowns	-	0.6	0.6	-
Operating income	5.9	(1.6)	4.3	16.7
Interest expense	4.8	-	4.8	4.9
Income (loss) before income taxes	1.1	(1.6)	(0.5)	11.8
Income taxes	0.4	(0.6)	(0.2)	4.5
Net income (loss)	$0.7	$(1.0)	$(0.3)	$7.3

EPS	$0.01	$(0.01)	$-	$0.09
Weighted average common shares (in millions)	77.9	77.9	77.9	83.6

Comparable Store Sales
Borders	(1.7)%			(0.8)%
Waldenbooks	(2.6)%			(0.4)%

Sales and Earnings Summary (As a Percentage of Total Sales)

				Six Months Ended
	Six Months Ended July 27, 2003			July 28, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (1)	(1)	Basis	Basis (3)

Borders	69.2%	-%	69.2%	69.2%
Waldenbooks	20.2	-	20.2	22.3
International	10.6	-	10.6	8.5
Total sales	100.0	-	100.0	100.0
Other revenue (2)	0.9	-	0.9	0.9
Total revenue	100.9	-	100.9	100.9
Cost of goods sold, including occupancy costs	75.5	-	75.5	74.5
Inventory writedowns	-	-	-	-
Gross margin	25.4	-	25.4	26.4
Selling, general and administrative expenses	24.9	-	24.9	25.2
Pre-opening expense	0.2	-	0.2	0.1
Asset impairments and other writedowns	-	-	-	-
Operating income	0.3	-	0.3	1.1
Interest expense	0.3	-	0.3	0.3
Income (loss) before income taxes	-	-	-	0.8
Income taxes	-	-	-	0.3
Net income (loss)	-%	-%	-%	0.5%

(1) Results from 2003 were impacted by a number of items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.
(2) Other revenues include gross income received primarily from the Waldenbooks Preferred Reader membership program.
(3) GAAP Basis results were the same as Operating Basis results during this period.

Certain reclassifications have been made to prior periods to conform to current presentations.

Borders Group, Inc. Financial Statements
(dollars in millions)

Condensed Consolidated Balance Sheets

	July 27,	July 28,	January 26,
	2003	2002	2003
ASSETS
Cash and cash equivalents	$177.3	$53.1	$269.1
Inventory	1,214.4	1,212.7	1,183.3
Other current assets	98.6	85.8	88.9
Property and equipment, net	552.7	544.5	553.8
Other assets and deferred charges	92.2	121.3	76.6
Goodwill	96.1	94.2	96.5
Total assets	$2,231.3	$2,111.6	$2,268.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$124.5	$146.1	$112.7
Accounts payable	604.3	571.7	565.4
Other current liabilities	339.8	326.8	409.5
Long-term debt	50.0	-	50.0
Long-term capital lease and financing obligations	19.0	52.1	19.0
Other long-term liabilities	85.4	77.2	81.0
Total liabilities	1,223.0	1,173.9	1,237.6
Total stockholders' equity	1,008.3	937.7	1,030.6
Total liabilities & stockholders' equity	$2,231.3	$2,111.6	$2,268.2

Certain reclassifications have been made to prior periods to conform to current presentations.

Store Activity Summary

	Quarter Ended		Six Months Ended
	July 27,	July 28,	July 27,	July 28,
	2003	2002	2003	2002
Borders Superstores
Beginning number of stores	412	369	404	363
Openings	8	7	16	13

Ending number of stores	420	376	420	376

Ending square footage (in millions)	10.7	9.8	10.7	9.8

Walden Stores
Beginning number of stores	774	820	778	827
Openings	2	-	4	-
Closings	(17)	(9)	(23)	(16)

Ending number of stores	759	811	759	811

Ending square footage (in millions)	3.0	3.2	3.0	3.2

Borders International Superstores
Beginning number of stores	33	22	30	22
Openings	2	1	5	1

Ending number of stores	35	23	35	23

Ending square footage (in millions)	0.9	0.6	0.9	0.6

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)

				Quarter Ended
	Quarter Ended July 27, 2003			July 28, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (2)	(2)	Basis	Basis (3)
Borders
Sales	$570.0	$-	$570.0	$529.6
EBITDA (1)	34.5	(0.4)	34.1	36.0
Depreciation expense	17.4	-	17.4	16.2
Interest income	(0.4)	-	(0.4)	0.6
Income taxes	6.7	(0.2)	6.5	7.4
Net income (loss)	10.8	(0.2)	10.6	11.8
Net income per share	$0.14	$-	$0.14	$0.15

Waldenbooks
Sales	$168.7	$-	$168.7	$168.3
EBITDA (1)	0.1	(1.2)	(1.1)	(4.4)
Depreciation expense	4.0	-	4.0	4.6
Interest income	(9.3)	-	(9.3)	(8.0)
Income taxes	2.0	(0.4)	1.6	(0.2)
Net income (loss)	3.4	(0.8)	2.6	(0.8)
Net income (loss) per share	$0.04	$(0.01)	$0.03	$(0.01)

International
Sales	$88.2	$-	$88.2	$65.7
EBITDA (1)	1.8	-	1.8	(1.1)
Depreciation expense	3.0	-	3.0	2.3
Interest income	4.7	-	4.7	4.1
Income taxes	(2.3)	-	(2.3)	(2.3)
Net loss	(3.6)	-	(3.6)	(5.2)
Net loss per share	$(0.04)	$-	$(0.04)	$(0.07)

Corporate (4)
EBITDA (1)	$(0.6)	$-	$(0.6)	$0.7
Interest expense	7.6	-	7.6	5.8
Income taxes	(3.1)	-	(3.1)	(2.8)
Net loss	(5.1)	-	(5.1)	(2.4)
Net loss per share	$(0.07)	$-	$(0.07)	$(0.03)

Consolidated
Sales	$826.9	$-	$826.9	$763.6
EBITDA (1)	35.8	(1.6)	34.2	31.2
Depreciation expense	24.4	-	24.4	23.1
Interest expense	2.6	-	2.6	2.5
Income taxes	3.3	(0.6)	2.7	2.1
Net income (loss)	5.5	(1.0)	4.5	3.4
Net income (loss) per share	$0.07	$(0.01)	$0.06	$0.04

	(1) EBITDA is operating income (loss) before depreciation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to operating income (loss) as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.
	(2) Results from 2003 were impacted by a number of items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.
	(3) GAAP Basis results were the same as Operating Basis results during this period.
	(4) The Corporate segment includes unallocated interest expense, various corporate governance costs and corporate incentive costs.

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)

				Six Months Ended
	Six Months Ended Ended July 27, 2003			July 28, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (2)	(2)	Basis	Basis (3)
Borders
Sales	$1,091.5	$-	$1,091.5	$1,048.1
EBITDA (1)	58.8	(0.4)	58.4	70.6
Depreciation expense	34.7	-	34.7	32.6
Interest income	(1.3)	-	(1.3)	0.6
Income taxes	9.8	(0.2)	9.6	14.4
Net income (loss)	15.6	(0.2)	15.4	23.0
Net income per share	$0.20	$-	$0.20	$0.28

Waldenbooks
Sales	$319.0	$-	$319.0	$338.3
EBITDA (1)	(4.3)	(1.2)	(5.5)	(6.1)
Depreciation expense	8.1	-	8.1	9.1
Interest income	(18.6)	-	(18.6)	(16.3)
Income taxes	2.3	(0.4)	1.9	0.5
Net income (loss)	3.9	(0.8)	3.1	0.6
Net income (loss) per share	$0.05	$(0.01)	$0.04	$0.01

International
Sales	$167.8	$-	$167.8	$128.9
EBITDA (1)	2.1	-	2.1	(1.5)
Depreciation expense	5.8	-	5.8	4.6
Interest expense	9.3	-	9.3	7.9
Income taxes	(5.2)	-	(5.2)	(4.1)
Net loss	(7.8)	-	(7.8)	(9.9)
Net loss per share	$(0.10)	$-	$(0.10)	$(0.12)

Corporate (4)
EBITDA (1)	$(2.1)	$-	$(2.1)	$0.1
Interest expense	15.4	-	15.4	12.7
Income taxes	(6.5)	-	(6.5)	(6.3)
Net loss	(11.0)	-	(11.0)	(6.4)
Net loss per share	$(0.14)	$-	$(0.14)	$(0.08)

Consolidated
Sales	$1,578.3	$-	$1,578.3	$1,515.3
EBITDA (1)	54.5	(1.6)	52.9	63.1
Depreciation expense	48.6	-	48.6	46.3
Interest expense	4.8	-	4.8	4.9
Income taxes	0.4	(0.6)	(0.2)	4.5
Net income (loss)	0.7	(1.0)	(0.3)	7.3
Net income (loss) per share	$0.01	$(0.01)	$-	$0.09

	(1) EBITDA is operating income (loss) before depreciation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to operating income (loss) as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.
	(2) Results from 2003 were impacted by a number of items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.
	(3) GAAP Basis results were the same as Operating Basis results during this period.
	(4) The Corporate segment includes unallocated interest expense, various corporate governance costs and corporate incentive costs.